Exhibit 99.N

Consent of Independent Registered Public Accounting Firm

Prospect Capital Corporation
New York, New York

     We hereby consent to the use in the Prospectus Supplement dated October 10, 2007 constituting a part of this Registration Statement of our reports dated September 27, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Prospect Capital Corporation, which are contained in that Prospectus Supplement.

BDO Seidman, LLP
New York, New York

October 10, 2007